UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2007

STAR ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-29323	87-0643634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

317 Madison Avenue

New York, New York 10017

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 500-5006

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 12, 2007, Star Energy Corporation (the “Company”) entered into a memorandum of understanding to acquire Anglo-Ukra Energy, a Ukranian holding company. Anglo-Ukra Energy is a special purpose Ukrainian holding entity for acquisition and development of certain Ukrainian energy projects. The memorandum provides the Company with the right to concessions of three oil and gas fields in the Ukraine (Region, Sakhalinska and Bukovyna). The three fields subject to the memorandum contain total reserves of over 150 million barrels of oil and 75 billion cubic feet of natural gas. In connection with the transaction, the Company has agreed to issue, at the closing of the transactions under a definitive agreement to be negotiated and executed, 1,500,000 shares of common stock. As part of the Company’s anticipated expansion into the Ukraine, the Company plans to open and staff an office in Kiev.

The closing of the transaction will be subject to the execution of a definitive agreement and to the conditions to be set forth in the definitive agreement, including approval by the Company’s Board of Directors, completion of due diligence, and receipt of required governmental and third party approvals. In addition, the closing of this transaction will be conditioned upon the execution by a third party of a release relinquishing all rights in an option to acquire Region. There can be no assurance that the Company will complete the transactions contemplated by the memorandum.

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

The information in Item 4.02 to this current report on Form 8-K is incorporated by reference into this Item 4.01.

ITEM 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REPORT

The Company has been advised that financial statements previously filed by the Company for its subsidiary, Volga-Neft Limited Company (“Volga-Neft”), should no longer be relied upon. The financial statements for Volga-Neft were filed in the Company’s December 8, 2006 Form 8-K/A in connection with its acquisition of Volga-Neft. RSM Top-Audit provided the audited financial statements for Volga-Neft in connection with that transaction. During the course of the Company’s audit for 2006, the Company’s independent auditors requested certain documentation from RSM Top-Audit regarding the financial statements for Volga-Neft. After delays in obtaining the appropriate information, the Company and its independent auditors were informed by RSM Top-Audit that RSM Top-Audit is of the position that it had not audited the financial statements of Volga-Neft, including the financial information that was filed by the Company in its December 8, 2006 Form 8-K/A. The Company and its advisors have sought to discuss these matters with RSM Top-Audit, but have been unable to consult directly with the personnel responsible for the audit of Volga-Neft and have received conflicting information from RSM Top-Audit. Volga-Neft has dismissed RSM Top-Audit and, on May 1, 2007, hired Kramer Weisman and Associates, LLP, an independent auditor registered with the Public Company Accounting Oversight Board, to audit its financial statements, and a report is expected to be provided to the Company when complete. As a result, the Company determined that the previously filed financial statements of Volga-Neft contained in the December 8, 2006 Form 8-K/A should not be relied upon. The Company anticipates receipt of the audit report from Kramer Weisman and Associates, LLP during May 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR ENERGY CORPORATION (Registrant)

	By:	/s/ Patrick J. Kealy
Date: May 10, 2007		Patrick J. Kealy
President and CEO